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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of Launch Media, Inc. on Form SB-2 of our report dated February 5, 1999 on our audits of the financial statements of Launch Media, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the references to our firm under the captions "Summary Financial Information," "Selected Financial Data" and "Experts".

                         /s/ PricewaterhouseCoopers LLP

Woodland Hills, California
March 29, 1999